News Release


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com


Investor Contact:
Jim Kerr, 215-986-5795 jim.kerr@unisys.com


UNISYS REPORTS SECOND-QUARTER 2004 EARNINGS

BLUE BELL, Pa., July 15, 2004 - Unisys Corporation (NYSE: UIS) today reported second-quarter 2004 net income of $36.3 million, or 11 cents per diluted share, compared with second-quarter 2003 net income of $47.2 million, or 14 cents per diluted share, excluding the impact of pension accounting in both years. In the second quarter of 2004, pension expense was $24.8 million compared with pension income of $7.9 million in the prior-year quarter. On a GAAP basis including pension accounting in both periods, net income for the second quarter of 2004 was $19.4 million, or 6 cents per diluted share, compared with net income of $52.5 million, or 16 cents per diluted share, in the year-ago period. Revenue for the second quarter of 2004 declined 3% to $1.39 billion from revenue of $1.43 billion in the second quarter of 2003. Currency had a 4 percentage-point positive impact on the company's revenue in the second quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

COMMENTS FROM CHAIRMAN AND CEO LARRY WEINBACH
"This was a disappointing quarter for Unisys, particularly given the track record of consistency that Unisys had shown in meeting or exceeding our earnings forecasts over the past several years," said Unisys Chairman and CEO Lawrence A. Weinbach. "Late in the quarter we saw an unexpected slowdown, especially in infrastructure services projects and in enterprise servers. This resulted in deferrals and delays of certain technology contracts and services projects late in the quarter, leading to results that were below our original expectations as communicated in April.

"However, we did see continued growth in business process outsourcing (BPO) and in consulting and systems integration, two areas of strategic focus for the company. We were also encouraged by double-digit growth in our services orders year-over-year, driven by outsourcing, as we closed several key long-term contracts in the quarter."

Unisys said major services orders booked in the second quarter included a contract with the state of Louisiana valued at about $162 million over the base five-year period to provide Medicaid administration services for the Louisiana Department of Health and Hospitals; with all options included, the contract could be worth in excess of $300 million over a 10-year period. Other significant orders in the quarter included a five-year contract valued at approximately $27 million to provide managed services for a major U.S. financial institution; a two-year contract extension worth over $60 million with Caixa Economica Federal of Brazil to support the bank's home loan operations; and a five-year, approximately $50 million contract to provide infrastructure management and support services for a major European financial institution.

SECOND-QUARTER COMPANY HIGHLIGHTS
On a geographic basis, U.S. revenue declined 5% to $634 million. Revenue in international markets was flat in the quarter at $754 million, as growth in Europe offset revenue declines in other international regions.

Overall orders showed growth in the quarter. Services orders showed double-digit growth, driven by outsourcing, while technology orders declined.

Excluding the impact of pension accounting in both periods, the company's second-quarter 2004 gross profit margin improved slightly over the prior year to 27.7% while the second-quarter operating margin declined 210 basis points year-over-year to 3.4%. On a reported basis including the impact of pension accounting in both years, the second-quarter 2004 gross margin declined from 27.5% a year ago to 26.4% and operating margin declined from 6.0% to 1.6%.

SG&A expenses, excluding the impact of pension accounting, represented 19.3% of revenue in the second quarter of 2004, compared with 17.2% of revenue in the year-ago quarter. Including pension expense, SG&A expenses represented 19.7% of revenue in the quarter as compared with 17.0% of revenue a year ago. The higher SG&A expenses in the quarter were due in large part to foreign exchange currency impacts.

Other income of $24.0 million in the second quarter, compared to $10.6 million in the second quarter of 2003, primarily reflected foreign exchange gains in the current quarter compared to foreign exchange losses a year ago.

SECOND-QUARTER BUSINESS SEGMENT HIGHLIGHTS
Customer revenue in the company's services segment was flat in the second quarter of 2004 compared to the year-ago period, as growth in consulting and systems integration offset double-digit revenue declines in infrastructure services. Outsourcing revenue was down slightly in the quarter, with double-digit growth in BPO offset by revenue declines in infrastructure managed services and data center outsourcing. Excluding the impact of pension accounting in both periods, services gross profit margin was flat in the quarter at 20.0%, while services operating margin declined to 2.5% from 5.2% a year ago. On a reported basis including the impact of pension accounting, gross profit margin in the services business declined from 20.0% to 18.5% and services operating margin declined from 5.5% to 0.7%.

Customer revenue in the company's technology segment declined 12% in the second quarter, reflecting single-digit declines in enterprise servers and double-digit declines in specialized technologies. In the enterprise server area, ClearPath sales showed single-digit declines while sales of Intel-based ES7000 servers rose slightly from the year-ago period. Excluding the impact of pension accounting in both periods, technology gross margin improved to 53.5% in the second quarter of 2004 from 46.4% in the year-ago quarter, reflecting a richer mix of enterprise server sales. Technology operating margin improved slightly to 6.7% compared with 6.4% in the year-ago period. On a reported basis including the impact of pension accounting, technology gross margin improved from 46.6% to 53.3% and operating margin declined from 7.8% to 5.4%.

CASH FLOW HIGHLIGHTS
Unisys generated $98 million of cash flow from operations in the second quarter compared with $113 million in the year-ago quarter. Capital expenditures in the second quarter of 2004 were $104 million, including $67 million invested in revenue-generating projects. Unisys ended the quarter with $643 million of cash on hand.

YEAR-TO-DATE RESULTS
Excluding the impact of pension accounting in both periods, Unisys reported net income of $80.3 million, or 24 cents per share, for the six months ended June 30, 2004, compared with net income of $81.4 million, or 25 cents per share, in the year-ago period. Net income, including the impact of pension accounting, was $48.3 million, or 14 cents per share, for the first half of 2004 compared with $91.0 million, or 28 cents per share, in the year-ago period. Revenue for the first six months of 2004 was $2.85 billion compared to $2.82 billion in the first half of 2003.

BUSINESS OUTLOOK
"Given the business conditions we experienced in the second quarter, we have revised our estimate for the remainder of the year," Weinbach said. "We now expect full-year 2004 earnings per share, excluding the impact of pension accounting, in the 68 - 72 cents range on low single-digit revenue growth.
The breakout of earnings between the third and fourth quarter is more difficult to call. Last year, we had a strong third quarter in our technology business. This year we expect technology sales in the second half of 2004 to approximate second-half 2003 levels, but expect technology revenue to decline in the third quarter and increase in the fourth quarter. Therefore, we expect earnings per share, excluding the impact of pension accounting, in the 8 - 12 cents range in the third quarter on flat revenue from the prior year. We look for full-year 2004 free cash flow (cash from operations minus capital expenditures) in excess of $50 million."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions, the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings, the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences, the company's ability to grow outsourcing and infrastructure services, the company's ability to drive profitable growth in systems integration and consulting, the degree of market acceptance of the company's high-end enterprise servers, the company's ability to maintain tight cost controls, the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Statements in this release regarding the potential value of multi-year agreements are based upon assumptions regarding future volumes of business, which are subject to change and are not guaranteed. In addition, agreements with governmental agencies are terminable by the government before the end of their terms and are subject to the availability of appropriated funds. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension income/expense. These financial measures are considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, as well as disclosure of the reasons why the company uses these measures, is included in the financial information accompanying this release.


###
(See accompanying financial information)

RELEASE NO: 0715/8427
http://www.unisys.com/about__unisys/news_a_events/07158427.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                             Three Months         Six Months
                            Ended June 30        Ended June 30
                         ------------------   ------------------
                           2004      2003       2004      2003
                         --------  --------   --------  --------
Revenue
  Services               $1,158.8  $1,163.4   $2,323.8  $2,270.4
  Technology                229.3     261.6      527.2     553.5
                         --------  --------   --------  --------
                          1,388.1   1,425.0    2,851.0   2,823.9
Costs and expenses
  Cost of revenue:
    Services                930.2     906.8    1,855.9   1,789.3
    Technology               90.8     126.1      236.5     255.4
                         --------  --------   --------  --------
                          1,021.0   1,032.9    2,092.4   2,044.7
  Selling, general and
    administrative          272.9     242.4      534.1     486.1
  Research and development   71.3      63.7      142.8     130.5
                         --------  --------   --------  --------
                          1,365.2   1,339.0    2,769.3   2,661.3
                         --------  --------   --------  --------
Operating income             22.9      86.0       81.7     162.6

Interest expense             18.2      18.4       35.2      34.1
Other income
 (expense), net              24.0      10.6       24.6       7.2
                         --------  --------   --------  --------
Income before income taxes   28.7      78.2       71.1     135.7
Provision for income taxes    9.3      25.7       22.8      44.7
                         --------  --------   --------  --------
Net income                  $19.4     $52.5      $48.3     $91.0
                         ========  ========   ========  ========
Earnings per share
Basic                      $  .06    $  .16     $  .14    $  .28
                         ========  ========   ========  ========
Diluted                    $  .06    $  .16     $  .14    $  .28
                         ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                   334,411   328,783    333,567   327,996
                         ========  ========   ========  ========
  Diluted                 338,767   331,149    338,407   329,987
                         ========  ========   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                Elimi-
                      Total     nations    Services  Technology
                     --------   --------   --------  ----------
Three Months Ended
June 30, 2004
------------------
Customer revenue     $1,388.1              $1,158.8      $229.3
Intersegment                      ($57.3)       4.5        52.8
                     --------   --------   --------    --------
Total revenue        $1,388.1     ($57.3)  $1,163.3      $282.1
                     ========   ========   ========    ========

Gross profit percent    26.4%                 18.5%       53.3%
                     ========              ========    ========
Operating profit
  percent                1.6%                  0.7%        5.4%
                     ========              ========    ========
Three Months Ended
June 30, 2003
------------------
Customer revenue     $1,425.0              $1,163.4      $261.6
Intersegment                      ($89.2)       6.3        82.9
                     --------   --------   --------    --------
Total revenue        $1,425.0     ($89.2)  $1,169.7      $344.5
                     ========   ========   ========    ========

Gross profit percent    27.5%                 20.0%       46.6%
                     ========              ========    ========
Operating profit
  percent                6.0%                  5.5%        7.8%
                     ========              ========    ========

Six Months Ended
June 30, 2004
------------------
Customer revenue     $2,851.0              $2,323.8      $527.2
Intersegment                     ($103.0)       9.3        93.7
                     --------   --------   --------    --------
Total revenue        $2,851.0    ($103.0)  $2,333.1      $620.9
                     ========   ========   ========    ========

Gross profit percent    26.6%                 18.8%       50.6%
                     ========              ========    ========
Operating profit
  percent                2.9%                  1.6%        7.1%
                     ========              ========    ========
Six Months Ended
June 30, 2003
------------------
Customer revenue     $2,823.9              $2,270.4      $553.5
Intersegment                     ($159.2)      11.9       147.3
                     --------   --------   --------    --------
Total revenue        $2,823.9    ($159.2)  $2,282.3      $700.8
                     ========   ========   ========    ========

Gross profit percent    27.6%                 19.4%       48.3%
                     ========              ========    ========
Operating profit
  percent                5.8%                  4.3%        9.5%
                     ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                          June 30,   December 31,
                                            2004         2003
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $643.4       $635.9
 Accounts and notes receivable, net          885.2      1,027.8
 Inventories
   Parts and finished equipment              112.7        121.7
   Work in process and materials             120.0        116.9
 Deferred income taxes                       272.4        270.0
 Other current assets                        106.4         85.7
                                        ----------   ----------
 Total                                     2,140.1      2,258.0
                                        ----------   ----------
Properties                                 1,347.4      1,352.7
 Less accumulated depreciation
   and amortization                          924.8        928.5
                                        ----------   ----------
 Properties, net                             422.6        424.2
                                        ----------   ----------
Outsourcing assets, net                      529.9        477.5
Marketable software, net                     329.8        332.2
Investments at equity                        183.3        153.3
Prepaid pension cost                          49.6         55.5
Deferred income taxes                      1,385.7      1,384.6
Goodwill                                     186.6        177.5
Other long-term assets                       189.3        211.8
                                        ----------   ----------
 Total                                    $5,416.9     $5,474.6
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                               $10.4        $17.7
 Current maturities of long-term debt        150.7          2.2
 Accounts payable                            429.8        513.8
 Other accrued liabilities                 1,240.0      1,305.7
 Income taxes payable                        192.2        214.1
                                        ----------   ----------
 Total                                     2,023.1      2,053.5
                                        ----------   ----------
Long-term debt                               901.8      1,048.3
Accrued pension liabilities                  460.1        433.6
Other long-term liabilities                  539.1        544.0
Stockholders' equity
 Common stock                                  3.4          3.3
 Accumulated deficit                        (366.4)      (414.8)
 Other capital                             3,856.9      3,818.6
 Accumulated other comprehensive loss     (2,001.1)    (2,011.9)
                                        ----------   ----------
 Stockholders' equity                      1,492.8      1,395.2
                                        ----------   ----------
 Total                                    $5,416.9     $5,474.6
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                              Six Months Ended
                                                   June 30
                                             ------------------
                                               2004       2003
                                             -------    -------
Cash flows from operating activities
Net income                                     $48.3      $91.0
Add (deduct) items to reconcile
 net income to net cash provided
 by operating activities:
Depreciation and amortization
 of properties and outsourcing assets          123.1      105.4
Amortization of marketable software             62.9       59.9
(Increase) in deferred income
 taxes, net                                     (2.4)      (1.5)
Decrease (increase) in receivables, net        185.3       (6.6)
Decrease in inventories                          6.4       19.5
(Decrease) in accounts payable and
 other accrued liabilities                    (172.2)    (177.5)
(Decrease) increase in income
 taxes payable                                 (21.9)      17.5
Increase (decrease) in other liabilities         3.5      (14.8)
(Increase) in other assets                     (27.8)     (39.1)
Other                                            8.8       (5.6)
                                             -------    -------
Net cash provided by operating activities      214.0       48.2
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   2,878.8    2,387.5
 Purchases of investments                   (2,879.0)  (2,421.7)
 Investment in marketable software             (60.5)     (76.9)
 Capital additions of properties
   and outsourcing assets                     (143.5)    (112.0)
 Purchases of businesses                       (12.6)      (2.0)
                                             -------    -------
Net cash used for investing activities        (216.8)    (225.1)
                                             -------    -------
Cash flows from financing activities
 Net reduction in short-term borrowings        (10.6)     (59.6)
 Proceeds from employee stock plans             24.0       13.9
 Payments of long-term debt                     (1.7)      (3.0)
 Proceeds from issuance of long-term debt                 293.3
                                             -------    -------
Net cash provided by financing activities       11.7      244.6
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (1.4)      12.3
                                             -------    -------
Increase in cash and cash equivalents            7.5       80.0
Cash and cash equivalents, beginning of
 period                                        635.9      301.8
                                             -------    -------
Cash and cash equivalents, end of period      $643.4     $381.8
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense or income. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense or income from period to period and the non-operational nature of pension expense or income. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                        Three Months Ended
                                           June 30, 2004
                                    ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported  Expense   Expense
                                    --------  --------  --------
Revenue                             $1,388.1            $1,388.1

Costs and expenses
  Cost of revenue                    1,021.0   ($17.8)   1,003.2
  Selling, general and
    administrative                     272.9     (4.8)     268.1
  Research and development              71.3     (2.2)      69.1
                                    --------  --------  --------
                                     1,365.2    (24.8)   1,340.4
                                    --------  --------  --------
Operating income                        22.9     24.8       47.7

Interest expense                        18.2                18.2
Other income
 (expense), net                         24.0                24.0
                                    --------  --------  --------
Income before income taxes              28.7     24.8       53.5
Provision for income taxes               9.3      7.9       17.2
                                    --------  --------  --------
Net income                             $19.4    $16.9      $36.3
                                    ========  ========  ========
Diluted earnings per share            $  .06      .05     $  .11
                                    ========  ========  ========

                                        Three Months Ended
                                           June 30, 2003
                                    ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $1,425.0            $1,425.0

Costs and expenses
  Cost of revenue                    1,032.9     $1.5    1,034.4
  Selling, general and
    administrative                     242.4      2.4      244.8
  Research and development              63.7      4.0       67.7
                                    --------  --------  --------
                                     1,339.0      7.9    1,346.9
                                    --------  --------  --------
Operating income                        86.0     (7.9)      78.1

Interest expense                        18.4                18.4
Other income
 (expense), net                         10.6                10.6
                                    --------  --------  --------
Income before income taxes              78.2     (7.9)      70.3
Provision for income taxes              25.7     (2.6)      23.1
                                    --------  --------  --------
Net income                             $52.5    ($5.3)     $47.2
                                    ========  ========  ========
Diluted earnings per share            $  .16  ($  .02)    $  .14
                                    ========  ========  ========

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                         Six Months Ended
                                           June 30, 2004
                                    ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported  Expense   Expense
                                    --------  --------  --------
Revenue                             $2,851.0            $2,851.0

Costs and expenses
  Cost of revenue                    2,092.4   ($33.3)   2,059.1
  Selling, general and
    administrative                     534.1     (9.7)     524.4
  Research and development             142.8     (4.0)     138.8
                                    --------  --------  --------
                                     2,769.3    (47.0)   2,722.3
                                    --------  --------  --------
Operating income                        81.7     47.0      128.7

Interest expense                        35.2                35.2
Other income
 (expense), net                         24.6                24.6
                                    --------  --------  --------
Income before income taxes              71.1     47.0      118.1
Provision for income taxes              22.8     15.0       37.8
                                    --------  --------  --------
Net income                             $48.3    $32.0      $80.3
                                    ========  ========  ========
Diluted earnings per share            $  .14   $  .10     $  .24
                                    ========  ========  ========

                                         Six Months Ended
                                           June 30, 2003
                                    ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $2,823.9            $2,823.9

Costs and expenses
  Cost of revenue                    2,044.7     $2.7    2,047.4
  Selling, general and
    administrative                     486.1      4.4      490.5
  Research and development             130.5      7.2      137.7
                                    --------  --------  --------
                                     2,661.3     14.3    2,675.6
                                    --------  --------  --------
Operating income                       162.6    (14.3)     148.3

Interest expense                        34.1                34.1
Other income
 (expense), net                          7.2                 7.2
                                    --------  --------  --------
Income before income taxes             135.7    (14.3)     121.4
Provision for income taxes              44.7     (4.7)      40.0
                                    --------  --------  --------
Net income                             $91.0    ($9.6)     $81.4
                                    ========  ========  ========
Diluted earnings per share            $  .28  ($  .03)    $  .25
                                    ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                     June 30, 2004
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,163.3           $1,163.3
  Gross profit                   214.9   ($17.4)    232.3
   % of revenue                   18.5%              20.0%
  Operating income                 8.2    (21.1)     29.3
   % of revenue                    0.7%               2.5%

Technology Segment
  Total revenue                  282.1              282.1
  Gross profit                   150.4     (0.4)    150.8
   % of revenue                   53.3%              53.5%
  Operating income                15.1     (3.7)     18.8
   % of revenue                    5.4%               6.7%

Total Company
  Total revenue                1,388.1            1,388.1
  Gross profit                   367.1    (17.8)    384.9
   % of revenue                   26.4%              27.7%
  Operating income                22.9    (24.8)     47.7
   % of revenue                    1.6%               3.4%

                                  Three Months Ended
                                     June 30, 2003
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Income    Income
                              --------  -------- --------
Services Segment
  Total revenue               $1,169.7           $1,169.7
  Gross profit                   234.5     $0.7     233.8
   % of revenue                   20.0%              20.0%
  Operating income                64.1      3.2      60.9
   % of revenue                    5.5%               5.2%

Technology Segment
  Total revenue                  344.5              344.5
  Gross profit                   160.5      0.8     159.7
   % of revenue                   46.6%              46.4%
  Operating income                26.8      4.7      22.1
   % of revenue                    7.8%               6.4%

Total Company
  Total revenue                1,425.0            1,425.0
  Gross profit                   392.1      1.5     390.6
   % of revenue                   27.5%              27.4%
  Operating income                86.0      7.9      78.1
   % of revenue                    6.0%               5.5%

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                   Six Months Ended
                                    June 30, 2004
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $2,333.1           $2,333.1
  Gross profit                   437.8   ($32.6)    470.4
   % of revenue                   18.8%              20.2%
  Operating income                37.4    (40.4)     77.8
   % of revenue                    1.6%               3.3%

Technology Segment
  Total revenue                  620.9              620.9
  Gross profit                   314.2     (0.7)    314.9
   % of revenue                   50.6%              50.7%
  Operating income                44.3     (6.6)     50.9
   % of revenue                    7.1%               8.2%

Total Company
  Total revenue                2,851.0            2,851.0
  Gross profit                   758.6    (33.3)    791.9
   % of revenue                   26.6%              27.8%
  Operating income                81.7    (47.0)    128.7
   % of revenue                    2.9%               4.5%

                                   Six Months Ended
                                    June 30, 2003
                             ----------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Income    Income
                              --------  -------- --------
Services Segment
  Total revenue               $2,282.3           $2,282.3
  Gross profit                   442.9     $0.7     442.2
   % of revenue                   19.4%              19.4%
  Operating income                98.5      5.1      93.4
   % of revenue                    4.3%               4.1%

Technology Segment
  Total revenue                  700.8              700.8
  Gross profit                   338.6      2.0     336.6
   % of revenue                   48.3%              48.0%
  Operating income                66.4      9.2      57.2
   % of revenue                    9.5%               8.2%

Total Company
  Total revenue                2,823.9            2,823.9
  Gross profit                   779.2      2.7     776.5
   % of revenue                   27.6%              27.5%
  Operating income               162.6     14.3     148.3
   % of revenue                    5.8%               5.3%

                        UNISYS CORPORATION
                 RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED DILUTED EARNINGS PER SHARE


                                        Three
                                        Months      Year
                                        Ending     Ending
                                       9/30/2004 12/31/2004
                                      ---------- ----------

Diluted earnings per share-
   on a GAAP basis                       .03-.07    .49-.53

Add back estimated pension expense,
   net of tax                                .05        .19
                                       ---------  ---------
Diluted earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)           .08-.12    .68-.72
                                       =========  =========

NOTE: See section in press release entitled
"Forward-Looking Statements".